UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 11, 2004



                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (561) 470-0410
                                                      -------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under the
    Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01. Regulation FD Disclosure.

On November 11, 2004, Adsouth Partners, Inc. issued a press release announcing its outlook for the 2005 year. A copy of the press release is filed as Exhibit
99.1 to this report





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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ADSOUTH PARTNERS, INC.
                                  ----------------------
                                            (Registrant)

Date: November 11, 2004           /S/  Anton Lee Wingeier

                                  ----------------------------------------
                                  Anton Lee Wingeier
                                  Chief Financial Officer





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                                INDEX TO EXHIBITS



Exhibit No.     Description
-----------     -----------
99.1            Press release, dated November 11, 2004, issued by Adsouth
                Partners, Inc.





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Exhibit 99.1


                   Adsouth Partners Provides Outlook for 2005

Company Expects Revenue of $22 Million to $23 Million and EPS of 4-5 Cents; Revenue Expected to More than Quadruple Due to Anticipated Demand from Retailers for Company's Products

Boca Raton, Florida - November 11, 2004 - Adsouth Partners, Inc. (OTC BB: ADPR) today released its outlook for its operations through 2005. Adsouth estimates the following operating results for 2005:

   *  Full-year Revenue of $22 to $23 million
   *  EBITDA of $4.6 to $4.8 million
   *  Net Income of $3.8 to $4.0 million
   * Earnings per Share of $0.04 to $0.05 (based on the current shares outstanding)

         "We believe many of the products and marketing programs we have put in place have positioned the company for substantial growth in 2005," said John Acunto, Adsouth's Chief Executive Officer. "Our estimates are based upon strong indications of interest we have already received for our products from major retailers. We also intend to increase our Dermafresh product line to eight products during 2004, from the three that we currently are marketing. Our agreement with Simon Solutions of Paris to market a line of skin care products in the United States featuring Pamela Anderson as the spokesperson has already generated substantial interest in the retail community. Finally, we expect our newly formed relationship with Manhattan Media to provide a new source of revenue through a joint referral program. We believe that Adsouth has never been better positioned for dramatic growth."

         In making its estimates of the results of its 2005 operations, Adsouth considered a number of factors including the following.

         * Adsouth expects continued growth in both revenue and income from the Dermafresh line. In the third quarter of 2004, Adsouth began its initial roll-out of the Dermafresh line, which consisted of three products. In October 2004, Adsouth entered into an exclusive agreement in which it obtained domestic marketing rights to a lip plumper product which features Pamela Anderson as the spokesperson. Adsouth has begun to receive orders for this product and expects the demand to continue in 2005.

         * A majority of the retail revenue for 2004 has been recognized in the 3rd quarter. The company is receiving replenishment orders each day, but does not anticipate large orders nor will it ship any large orders until the first part of 2005. This is due to the cost of advertising in the holidays and providing ample retail support and ensuring the products continued retail success. The company has been advertising aggressively in this quarter and may actually experience a loss from product sales due to the increased marketing expense. It is anticipated that this loss will be offset by orders to be shipped in the 1st quarter of 2005.

         * Adsouth has identified five other skin care products which it plans to market under the Dermafresh name. Adsouth expects only minimal sales of these products through the end of 2004, but it expects that sales will increase during 2005.

         * Adsouth believes that, since its product sales are made to retailers, the sales of these products will be greater in the first and second quarters, peaking in the second quarter, and decreasing


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

            through the fourth quarter as retailers purchase more product in anticipation of the summer and Christmas selling seasons, and less during the seasons themselves.

         * The company's advertising sector has begun to do creative design work for five Manhattan Media clients in the fourth quarter and anticipates expanding and developing those relationships in 2005. Although we anticipate we will obtain additional new advertising customers from Manhattan Media referrals, the company is unable at this time to determine the overall value of those relationships. Additionally, the company has received deposits from Palm Health, formerly Health Plus Benefits, to begin the advertising rollout of their discount health card program. There were delays in the rollout in 2004 due to implementation of the scale of the proposed national advertising project and other business issues outside of the control of the company. The company is also beginning a marketing test for the EZJack account.

         For the year ended December 31, 2003 the company had $785,000 in revenue with a net profit of $385,000. For the year ended December 31, 2004, Adsouth estimates that it will sustain a net loss of $4,061,000 on revenues of $4,993,000. John Acunto stated, "The results of operations for 2004 are being impacted by $4,445,000 of stock-based deferred compensation expense primarily related to stock issued in the fourth quarter 2003 and the first quarter of 2004. Substantially all of the stock-based compensation is being expensed over the four quarters of 2004." Mr. Acunto further stated, "The projected revenues for all of 2004 will would represent a five times increase over 2003 revenues."

Forward-Looking Statements

         Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about Adsouth's business based, in part, on assumptions made by management, including those set forth in this press release. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and projections generally, and especially from small companies without a history of earnings, are rarely attained. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed under "Risk Factors" in Adsouth's Form 10-KSB annual report for the year ended December 31, 2003 and in Adsouth's prospectus dated August 6, 2004 filed as part of a registration statement on Form S-8, those described in Management's Discussion and Analysis of Financial Conditions and Results of Operations in its Form 10-KSB annual report for the year ended December 31, 2003, and Form 10-QSB quarterly report for the quarter ended June 30, 2004, and those described and in any other filings which we make with the SEC. In addition, such statements could be affected by risks and uncertainties related to our financial conditions, the availability of financing, Adsouth's ability to generate clients for the direct response marketing business, Adsouth's ability to successfully develop its Dermafresh business as well as other factors which affect the industries in which we conduct business, including market and customer acceptance, competition, government regulations and requirements and pricing, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Adsouth does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

For further information contact: Ed Lewis, CEOcast, Inc. for AdSouth Partners at (212) 732-4300x225


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